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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             HARCOURT GENERAL, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                       04-1619609
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

          27 BOYLSTON STREET, CHESTNUT HILL, MASSACHUSETTS       02167
        (Address of principal executive offices)              (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                          Name of each exchange on which
  to be registered                             each class is to be registered


   6 1/2% CONVERTIBLE SUBORDINATED                   NEW YORK STOCK EXCHANGE
     DEBENTURES DUE 2011

 If this Form relates to the                If this Form relates to the
 registration of a class of debt            registration of a class of debt
 securities and is effective upon filing    securities and is to become
 pursuant to General                        effective simultaneously with the
 Instruction A.(c)(1), please check         effectiveness of a concurrent
 the following box.  [x]                    registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A.(c)(2), please
                                            check the following box. [ ]



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


        A description of the Convertible Subordinated Debentures is incorporated herein by reference to information included under the caption "Description of Debentures" on pages 20-23 of the prospectus which is a part of Amendment No. 1 to the Registration Statement (No. 33-5552) of National Education Corporation ("NEC"), a Delaware corporation and wholly-owned subsidiary of the Registrant, on Form S-3 filed with the Securities and Exchange Commission on May 16, 1986, which description is amended and supplemented by reference to the information described below and contained in Exhibits 2 through 4 hereto.

        On July 21, 1997, the Registrant entered into the First Supplemental Indenture (the "First Supplemental Indenture") among NEC, the Registrant and
IBJ Schroder Bank & Trust Company (the "Trustee"), pursuant to which the
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Registrant shall unconditionally assume all of the obligations of NEC under the
Indenture dated as of May 15, 1986 (the "Indenture"), between NEC and the Trustee (as successor trustee pursuant to a Tripartite Agreement dated as of June 1, 1990 (the "Tripartite Agreement") among NEC, the Trustee and Continental Bank, National Association, as resigning trustee) upon and after the declaration of effectiveness by the Securities and Exchange Commission of this Form 8-A and in accordance with the terms of the First Supplemental Indenture.


      The Indenture, the Tripartite Agreement and the First Supplemental Indenture are filed as Exhibits 2, 3 and 4, respectively, and are incorporated herein by reference.



ITEM 2. EXHIBITS.

      The securities described herein are to be registered on the New York Stock Exchange, on which the Common Stock, par value $.01 per share, of the Registrant is registered. Accordingly, the following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A are filed herewith and with the New York Stock Exchange:

      1. Form of certificate of the 6 1/2% Convertible Subordinated Debentures Due 2011 is included in the Indenture described in Exhibit 2 hereto.

      2. Indenture dated as of May 15, 1986 between NEC and Continental Illinois National Bank and Trust Company of Chicago, as Trustee, filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-3 of NEC (File No. 33-5552), and hereby incorporated by reference.

      3. Tripartite Agreement dated as of June 1, 1990 among NEC, IBJ Schroder Bank & Trust Company and Continental Bank, National Association, as resigning Trustee, filed as Exhibit 4 to NEC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1990 and hereby incorporated by reference.

      4. First Supplemental Indenture dated as of July 21, 1997, among NEC, the Registrant and IBJ Schroder Bank & Trust Company, filed as Exhibit 4 hereto.


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        HARCOURT GENERAL, INC.



DATE: July 22, 1997                     By: /s/     John R. Cook
                                            -----------------------------
                                            John R. Cook
                                            Senior Vice President and
                                            Chief Financial Officer